UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

March 29, 2019

CHINA RECYCLING ENERGY CORPORATION
(Exact name of registrant as specified in its charter)

Nevada	000-12536	90-0093373
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4/F, Tower C

Rong Cheng Yun Gu Building

Keji 3rd Road, Yanta District

Xi’an City, Shaanxi Province

China 710075
(Address of principal executive offices, including zip code)

(86-29) 8765-1097
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On March 29, 2019, Shanghai TCH Energy Technology Co., Ltd (“Shanghai TCH”), a wholly owned subsidiary of China Recycling Energy Corporation (the “Company”) entered into a Termination Agreement (the “Termination Agreement”) of Equity Purchase Agreement and Supplementary Amendment Agreement with Mr. Jihua Wang. Shanghai TCH originally entered into an Equity Purchase Agreement dated on September 30, 2018 and Supplementary Amendment Agreement of Equity Purchase Agreement dated on November 21, 2018 with Mr. Wang (the “Original Agreements”) to purchase an 18% equity interest in Xi’an Xinhuan Energy Co., Ltd. from Mr. Wang, as disclosed in the Form 8-Ks filed on October 2, 2018 and November 26, 2018.

Pursuant to the Termination Agreement, the parties agree to cancel and terminate the Original Agreement upon the effective date of the Termination Agreement. Parties agree not to pursue any breach of contract liability against each other under Original Agreements.

The description contained herein of the terms of the Termination Agreement does not purport to be complete and is qualified in its entirety by reference to the Termination Agreement, a copy of which is attached hereto as Exhibit 10.1 and incorporated by reference herein.

Item 1.02 Termination of a Material Definitive Agreement.

See Item 1.01 above, which is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d) The following exhibits are filed with this report.

Exhibits Number	Description
10.1	Termination of Equity Purchase Agreement and Supplementary Amendment Agreement by and between Shanghai TCH and Mr. Jihua Wang, dated March 29, 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

China Recycling Energy Corporation

Date: April 2, 2019	/s/ Guohua Ku
Guohua Ku, Chairman & Chief Executive Officer

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